LIMITED POWER OF ATTORNEY - SECURITIES LAW COMPLIANCE
The undersigned,
as
an officer or director of Informatica Corporation (the "Company") or a holder of more than 10% of any class of Company stock, hereby constitutes and appoints Earl Fry and Peter McGoff, and each of them, the undersigneds true and lawful attorney-in-fact and agent to complete and execute such
Forms 144, and Forms 3, 4 and 5 and other forms as such attorney shall in his or her discretion determine to be required or advisable pursuant to
Rule 144 promulgated under the Securities Act of 1933, as amended, Section
16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigneds ownership, acquisition or disposition of securities of the Company, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.
This Limited Power of Attorney
shall remain in full force and
effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company unless earlier revoked by the undersigned in a writing delivered to the foregoing attorneys-in-fact.

This Limited Power of Attorney is executed at Redwood
City, California,
as of the date set forth below.


	 /s/

Signature


Brian Gentile
Type or Print Name

Dated:	2/24/2006